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                                  Exhibit 11
                                  ----------

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JOHN A. CROUCH, M.D.   BOONE COUNTY NATIONAL BANK    Loan Number   306386
806 AUDUBON DRIVE      720 E. BROADWAY               Date SEPTEMBER 10, 1996
COLUMBIA, MO  65201    P.O. BOX 678                       ----------------------
                       COLUMBIA, MO  65205           Maturity Date DEC. 9, 1996
                                                                  --------------
  BORROWER'S NAME          LENDER'S NAME AND         Loan Amount $ 350,000.00
   AND ADDRESS                  ADDRESS                         ----------------
  "I" includes each        "You" means the lender,   Renewal Of
  borrower above, joint    its successors and                   ________________
  and severally.           assigns.                  SSN/TIN: WMS/TAC
- --------------------------------------------------------------------------------

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of  THREE HUNDRED FIFTY THOUSAND AND NO/100 *****
                                 -----------------------------------------------
****************************************** Dollars $  350,000.00
- ------------------------------------------           ---------------------------

 [X] Single Advance: I will receive all of this principal sum on  SEPTEMBER 10,
                                                                  --------------
 1996.  No additional advances are contemplated under this note.
 ----

 [_] Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On ___________________________ I will receive the amount of $ ________________________ and future principal advances are contemplated.
      Conditions: The conditions for future advances are _______________________

      __________________________________________________________________________

      __________________________________________________________________________

      [_] Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on _______________________________.

      [X] Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from
          SEPTEMBER 10, 1996 at the rate of 10.250% per year until
          ------------------                -------
          SEPTEMBER 11, 1996.
          -------------------

 [X] Variable Rate:  This rate may then change as stated below.

      [X] Index Rate:  The future rate will be 2.000% OVER the following index
                                               -----------
          rate: CITIBANK OF NEW YORK PRIME LENDING RATE
                ----------------------------------------------------------------

      --------------------------------------------------------------------------
      [_] No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.

      [X] Frequency and Timing:  The rate on this note may change as often as
          DAILY.
          ---------------------------------------------------------------------.
            A change in the interest rate will take effect ON THE SAME DAY.
                                                           --------------------.
      [_] Limitations: During the term of this loan, the applicable annual interest rate will not be more than ___________ % or less than ____________ %. The rate may not change more than __________ % each _____________.

      Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

      [_] The amount of each scheduled payment will change.
      [_] The amount of the final payment will change.

      [X] THE AMOUNT DUE AT MATURITY WILL CHANGE.
          ---------------------------------------------------------------------.

ACCRUAL METHOD: Interest will be calculated on a ACTUAL/365 basis.
                                                 ----------

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

      [_] on the same fixed or variable rate basis in effect before maturity
          (as indicated above).

      [_] at a rate equal to __________________________________________________.

 [_] LATE CHARGE: If a payment is made more than ________ days after it is due, I agree to pay a late charge of ___________________________________________

 [_] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [_] are  [_] are not included in the principal amount above:
     ___________________________________________________________________________

PAYMENTS: I agree to pay this note as follows:

 [X] Interest: I agree to pay accrued interest ON DEMAND, BUT IF NO DEMAND IS
                                               ---------------------------------
     MADE AT MATURITY
     ---------------------------------------------------------------------------

 [X] Principal: I agree to pay the principal ON DEMAND, BUT IF NO DEMAND IS
                                             -----------------------------------
     MADE THEN ON DECEMBER 9, 1996
     ---------------------------------------------------------------------------

 [_] Installments: I agree to pay this note in ___________ payments. The first payment will be in the amount of $ ______________________________________
       and will be due _________________.  A payment of $ ______________________
       will be due _________________________________ thereafter.  The final payment of the entire unpaid balance of principal and interest will be due ____________________________________________________________________.
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ADDITIONAL TERMS:

     SECURITY:  THIS PROMISSORY NOTE IS SECURED BY A PLEDGE AGREEMENT DATED
     SEPTEMBER 10, 1996 ON 131,508 SHARES OF AMERICAN HEALTHCHOICE, INC. STOCK
     AND UCC'S FILED IN BOONE COUNTY AND WITH SECRETARY OF STATE ON THE STOCK
     CERTIFICATES.
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- --------------------------------------------
[_] SECURITY:  This note is separately         PURPOSE:  The purpose of this loan is CONSUMER:
secured by (describe separate document                                               ------------
by type and date):                             REFI #305802 & NEW MONEY FOR ADDL STOCK
- --------------------------------------------   --------------------------------------------------
(This section is for your internal use.        SIGNATURES:  I AGREE TO THE TERMS OF THIS NOTE
Failure to list a separate security            (INCLUDING THOSE ON PAGE 2).  I have received a
document does not mean the agreement will      copy on today's date.
not secure this note.)
- --------------------------------------------   /s/ John A. Crouch, M.D.
                                               --------------------------------------------------
Signature for Lender                           JOHN A. CROUCH, M.D.


/s/ W. Michael Stroupe
- --------------------------------------------   __________________________________________________
W. MICHAEL STROUPE, EXECUTIVE VICE PRESIDENT


____________________________________________   __________________________________________________

                                               __________________________________________________
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